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                                                                      Exhibit 5

                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                          New York, New York 10022-3897

                                                     March 26, 1998
Salomon Smith Barney Holdings Inc.
TARGETS Trust I
c/o Salomon Smith Barney Holdings Inc.
388 Greenwich Street
New York, New York  10013

                  Re:      Salomon Smith Barney Holdings Inc.
                           TARGETS Trust I
                           Registration Statement on Form S-3

Ladies and Gentlemen:

            We have acted as special counsel to (1) TARGETS Trust I (the "Trust"), a statutory business trust formed under the laws of the State of Delaware, and (2) Salomon Smith Barney Holdings Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-3 (File No. 333-45529) filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") on February 3, 1998 and Amendment No. 1 thereto to be filed with the Commission on the date hereof (such Registration Statement, as so amended, the "Registration Statement"). The Registration Statement relates to the issuance and sale of (i) Targeted Growth Enhanced Terms Securities ("TAR GETS") of the Trust, (ii) certain securities (the "For ward Contract Securities") representing interests in a forward contract (the "Forward Contract") of the Company which are to be issued pursuant to an indenture (the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Trustee") and (iii) a guarantee of the Company with respect to the TARGETS (the "Guarantee"). The TARGETS, the Forward Contract Securities and the Guarantee are collectively referred to herein as the "Securities."
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Salomon Smith Barney Holdings Inc.
TARGETS Trust I
March 26, 1998
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            The TARGETS are to be issued pursuant to the Amended and Restated
Declaration of Trust of the Trust (the "Declaration"), among the Company, as sponsor and as the issuer of the Forward Contract Securities, Chase Manhattan Bank Delaware, as Delaware trustee, The Chase Manhattan Bank, as institutional trustee (the "Institutional Trustee"), and Charles W. Scharf and Michael J.
Day, as regular trustees.

            This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

            In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the certificate of trust of the Trust (the "Certificate of Trust") filed with the Secretary of State of the State of Delaware on January 30, 1998; (iii) the form of the Declaration (including the designation of terms of the TARGETS annexed thereto); (iv) the form of the certificates evidencing the TARGETS; (v) the form of the Targeted Growth Enhanced Terms Securities Guarantee Agreement (the "Guarantee Agreement"), between the Company and The Chase Manhattan Bank, as guarantee trustee (the "Guarantee Trustee"); (vi) the form of the certificates evidencing the Forward Contract Securities; (vii) the form of the Indenture; (viii) the Amended and Re stated Certificate of Incorporation of the Company, as amended to date; (ix) the By-laws of the Company currently in effect; and (x) certain resolutions adopted by the Board of Directors of the Company (the "Board of Directors") and the Executive Committee thereof (the "Executive Committee"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
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Salomon Smith Barney Holdings Inc.
TARGETS Trust I
March 26, 1998
Page 3


            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photo static copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed by parties other than the Company and the Trust, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute or will constitute valid and binding obligations of such parties. In addition, we have assumed that the Declaration, the Guarantee Agreement, the Forward Contract Securities and the Indenture, when executed, will be executed in substantially the forms reviewed by us, and that the terms of the Forward Contract Securities when established in conformity with the Indenture will not violate any applicable law. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others.

            Members of our firm are admitted to the bar in the States of New York and Delaware and we do not express any opinion as to the laws of any other jurisdiction.

            Based on the foregoing and subject to the qualifications, assumptions, exceptions and limitations set forth herein, we are of the opinion that:

            1. With respect to the TARGETS, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effec-
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Salomon Smith Barney Holdings Inc.
TARGETS Trust I
March 26, 1998
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tive under the Securities Act; (ii) the Declaration and an underwriting agreement with respect to the TARGETS (the "Underwriting Agreement") are duly executed and delivered by the parties thereto; (iii) the Declaration has been qualified under the Trust Indenture Act of 1939, as amended (the "TIA"); (iv) the terms of the TARGETS have been established in accordance with the Declaration; and (v) the TARGETS have been issued, executed and authenticated in the form of the certificate examined by us and in accordance with the Declaration and delivered and paid for in accordance with the Underwriting Agreement, (1) the TARGETS will be duly authorized, validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of the Trust and (2) the holders of the TARGETS will be entitled to the same limitation on personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of the TARGETS may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of TARGETS and (ii) provide security and indemnity in connection with the requests of or directions to the Institutional Trustee to exercise its rights and powers under the Declaration.

            2. With respect to the Guarantee Agreement, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Declaration, the Guarantee Agreement and the Underwriting Agreement are duly executed and delivered by the parties thereto; (iii) the Declaration has been qualified under the TIA; (iv) the terms of the TARGETS have been established in accordance with Declaration; and (v) the TARGETS have been issued, executed and authenticated in accordance with the Declaration and delivered and paid for in accordance with the Underwriting Agreement, the
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Salomon Smith Barney Holdings Inc.
TARGETS Trust I
March 26, 1998
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Guarantee will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

            3. With respect to the Forward Contract Securities, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Executive Committee and the Notes Committee appointed by the Executive Committee and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Forward Contract Securities and related matters; (iii) the Indenture has been duly executed and delivered; and (iv) the Forward Contract Securities are duly executed, delivered, authenticated and issued in the form examined by us and in accordance with the Indenture, and delivered and paid for by the Trust, the Forward Contract Securities will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

            In rendering the opinions set forth in paragraphs 2 and 3 above, we have assumed that the execution and delivery by the Company of the Indenture, the Guarantee Agreement and the Forward Contract Securities, and
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Salomon Smith Barney Holdings Inc.
TARGETS Trust I
March 26, 1998
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the performance of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Company's Amended and Restated Certificate of Incorporation or By-laws), (ii) any law, rule, or regulation to which the Company or any of its properties is subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Delaware General Corporation Law and those laws, rules and regulations (other than securities and antifraud laws) of the States of Delaware and New York which, in our experience, are normally applicable to transactions of the type contemplated by the Indenture, the Guarantee and the Forward Contract Securities, but without our having made any special investigation concerning any other laws, rules or regulations), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any govern mental authority.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectuses which form a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of the facts stated or assumed herein or any subsequent changes in applicable law.

                                                     Very truly yours,


                                                     /s/ Skadden, Arps, Slate

                                                       Meagher & Flom LLP